Exhibit 10.4

Director Agreement

DEFERRED STOCK UNIT AWARD AGREEMENT
Tailored Brands, Inc.
2016 Long-Term Incentive Plan

This Deferred Stock Unit Award Agreement (this “Agreement”) is made by and between Tailored Brands, Inc., a Texas corporation (the “Company”), and _________________________________ (the “Director”) effective as of __________ __, 20__ (the “Grant Date”), pursuant to the Tailored Brands, Inc. 2016 Long-Term Incentive Plan (the “Plan”), a copy of which previously has been made available to the Director and the terms and provisions of which are incorporated by reference herein.

Whereas, the Company desires to grant to the Director the Deferred Stock Units specified herein, subject to the terms and conditions of this Agreement; and

Whereas, the Director desires to have the opportunity to receive from the Company an award of Deferred Stock Units subject to the terms and conditions of this Agreement;

Now, Therefore, in consideration of the premises, mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.        Definitions.  For purposes of this Agreement, the following terms shall have the meanings indicated:

(a)        “Forfeiture Restrictions” shall mean the prohibitions and restrictions set forth herein with respect to the sale or other disposition of the Deferred Stock Units issued to the Director hereunder and the obligation to forfeit and surrender such Deferred Stock Units to the Company.

(b)       “Period of Restriction”  shall mean the period during which a Deferred Stock Unit is subject to Forfeiture Restrictions, which period shall end on [the later of (i) one year after the Grant Date, and (ii) ]_____________________, 20___.

Capitalized terms not otherwise defined in this Agreement shall have the meanings given to such terms in the Plan.

2.        Grant of Deferred Stock Units.  Effective as of the Grant Date, the Company hereby grants to the Director ____________ Deferred Stock Units. In accepting the award of Deferred Stock Units granted in this Agreement the Director accepts and agrees to be bound by all the terms and conditions of the Plan and this Agreement.  Upon the lapse of the Forfeiture Restrictions applicable to a Deferred Stock Unit that is awarded hereby, the Company shall issue to the Director one share of Stock in exchange for such Deferred Stock Unit and pay the Dividend Equivalents as provided in Section 4(a) and thereafter the Director shall have no further rights with respect to such Deferred Stock Unit.  The Company shall cause to be

Director Agreement

delivered to the Director in electronic or certificated form any shares of Stock that are to be issued under the terms of this Agreement in exchange for Deferred Stock Units awarded hereby, and such shares of Stock shall be transferable by the Director as provided herein (except to the extent that any proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of applicable securities law).

3.        Deferred Stock Units Do Not Award Any Rights Of A Shareholder.  The Director shall not have the voting rights or any of the other rights, powers or privileges of a holder of Stock with respect to the Deferred Stock Units that are awarded hereby.  Only after a share of Stock is issued in exchange for a Deferred Stock Unit will the Director have all of the rights of a shareholder with respect to such share of Stock issued in exchange for a Deferred Stock Unit.

4.        Dividend Equivalent Payments.

(a)       If during the period the Director holds any Deferred Stock Units granted under this Agreement the Company pays a dividend in cash with respect to the outstanding shares of Stock (a “Cash Dividend”), then the Company will credit to the Director’s bookkeeping ledger account an amount equal to the product of (i) the Deferred Stock Units awarded hereby that have not been forfeited to the Company or exchanged by the Company for shares of Stock and (ii) the amount of the Cash Dividend paid per share of Stock (the “Dividend Equivalents”).  Such Dividend Equivalents will vest and become payable upon the same terms and at the same time as the Deferred Stock Units to which they relate.  The Company shall pay to the Director, in cash, an amount equal to the accrued Dividend Equivalents with respect to the Director’s Deferred Stock Units, which payment shall be paid as soon as practicable after the Forfeiture Restrictions lapse as to the Deferred Stock Units to which they relate.

(b)       If during the period the Director holds any Deferred Stock Units granted under this Agreement the Company pays a dividend in shares of Stock with respect to the outstanding shares of Stock, then the Company will increase the Deferred Stock Units awarded hereby that have not then been forfeited to or exchanged by the Company for shares of Stock by an amount equal to the product of (i) the Deferred Stock Units awarded hereby that have not been forfeited to the Company or exchanged by the Company for shares of Stock and (ii) the number of shares of Stock paid by the Company per share of Stock (collectively, the “Stock Dividend Deferred Stock Units”).  Each Stock Dividend Deferred Stock Unit will be subject to same Forfeiture Restrictions and other restrictions, limitations and conditions applicable to the Deferred Stock Unit for which such Stock Dividend Deferred Stock Unit was awarded and will be exchanged for shares of Stock at the same time and on the same basis as such Deferred Stock Unit.

5.        Transfer Restrictions.  The Deferred Stock Units granted hereby may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of  (other than by will or the applicable laws of descent and distribution).  Any such attempted sale, assignment, pledge, exchange, hypothecation, transfer, encumbrance or disposition in violation of this Agreement shall be void and the Company shall not be bound thereby.  Further, any shares of Stock issued to the Director in exchange for Deferred Stock Units awarded hereby may not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable securities laws.  The Director also agrees that the Company may (a) refuse to cause the transfer of any such shares of Stock to be registered on the applicable stock transfer records

Director Agreement

of the Company if such proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of any applicable securities law and (b) give related instructions to the transfer agent, if any, to stop registration of the transfer of such shares of Stock.  The shares of Stock that may be issued under the Plan are registered with the Securities and Exchange Commission under a Registration Statement on Form S-8.  A Prospectus describing the Plan and the shares of Stock is available from the Company.

6.        Vesting.

(a)       The Deferred Stock Units that are granted hereby shall be subject to the Forfeiture Restrictions.  Except as otherwise provided in Section 6(b) or (c), the Forfeiture Restrictions shall lapse as to the Deferred Stock Units that are granted hereby at the end of the last day of the Period of Restriction provided that the Director continues to be a member of the Board on such date.  If the Director ceases to be a member of the Board for any reason before the end of the last day of the Period of Restriction, the Forfeiture Restrictions then applicable to the Deferred Stock Units shall not lapse and all the Deferred Stock Units shall be forfeited to the Company.  The Director shall have no vested interest in the Deferred Stock Units credited to his or her bookkeeping ledger account except as set forth in this Section 6.

(b)       Notwithstanding the provisions of Section 6(a), all remaining Forfeiture Restrictions shall lapse as to the Deferred Stock Units that are granted hereby immediately upon the occurrence of a Change in Control provided that the Director continues to be a member of the Board immediately prior to the occurrence of such Change in Control.

(c)       Notwithstanding the provisions of Section 6(a), if the Director dies or incurs a Disability before the last day of the Period of Restriction and while a member of the Board, all remaining Forfeiture Restrictions shall immediately lapse on the date of the Director’s death or Disability.

7.        Capital Adjustments and Reorganizations.  The existence of the Deferred Stock Units shall not affect in any way the right or power of the Company or any company the stock of which is awarded pursuant to this Agreement to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or its business, engage in any merger or consolidation, issue any debt or equity securities, dissolve or liquidate, or sell, lease, exchange or otherwise dispose of all or any part of its assets or business, or engage in any other corporate act or proceeding.

8.        No Fractional Shares.  All provisions of this Agreement concern whole shares of Stock.  If the application of any provision hereunder would yield a fractional share of Stock, such fractional share of Stock shall be rounded down to the next whole share of Stock if it is less than 0.5 and rounded up to the next whole share of Stock if it is 0.5 or more.

9.        Nontransferability.  The Agreement is not transferable by the Director other than by will or by the laws of descent and distribution.

10.      Not an Employment or Service Agreement.  This Agreement is not an employment or service agreement, and no provision of this Agreement shall be construed or

Director Agreement

interpreted to create an employment or service relationship between the Director and the Company or guarantee the right to remain a member of the Board for any specified term.

11.        Legend.  The Director consents to the placing on the certificate for any shares of Stock issued under the Agreement in certificated form an appropriate legend restricting resale or other transfer of such shares except in accordance with such act and all applicable rules thereunder.

12.        Notices.  Any notice, instruction, authorization, request or demand required hereunder shall be in writing, and shall be delivered either by personal delivery, by facsimile, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at the then current address of the Company’s Principal Corporate Office, and to the Director at the Director’s residential address indicated beneath the Director’s signature on the execution page of this Agreement, or at such other address and number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth.  Notices shall be deemed given when received, if sent by facsimile (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile); and when delivered (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

13.        Amendment and Waiver.  This Agreement may be amended, modified or superseded only by written instrument executed by the Company and the Director.  Only a written instrument executed and delivered by the party waiving compliance hereof shall make any waiver of the terms or conditions.  Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized executive officer of the Company.  The failure of any party at any time or times to require performance of any provisions hereof shall in no manner effect the right to enforce the same.  No waiver by any party of any term or condition, or the breach of any term or condition contained in this Agreement, in one or more instances, shall be construed as a continuing waiver of any such condition or breach, a waiver of any other condition, or the breach of any other term or condition.

14.        Governing Law and Severability.  The validity, construction and performance of this Agreement shall be governed by the laws of the State of Texas, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.  The invalidity of any provision of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect.

15.        Successors and Assigns.  Subject to the limitations which this Agreement imposes upon the transferability of the Deferred Stock Units granted hereby and any shares of Stock issued hereunder, this Agreement shall bind, be enforceable by and inure to the benefit of the Company and its successors and assigns, and to the Director, the Director’s permitted assigns, executors, administrators, agents, legal and personal representatives.

16.        Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be an original for all purposes but all of which taken together shall constitute but one and the same instrument.

Director Agreement

In Witness Whereof, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Director has executed this Agreement, all effective as of the date first above written.

TAILORED BRANDS, INC.

By:

Name:

Title:

DIRECTOR:

Name:

Address: